Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mack-Cali Realty Corporation of our report dated February 25, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Mack-Cali Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 7, 2021

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